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Pike Electric Corporation to Acquire Shaw’s Energy Delivery Services
—Strengthens Engineering, Procurement and Construction Services—
—Adds Substation Engineering and Construction Capabilities—
—Expands Service Offerings and Geographic Footprint—
MT. AIRY, N.C., June 18, 2008 — PRNewswire — Pike Electric Corporation (NYSE: PEC) today announced that its wholly owned subsidiary, Pike Electric, Inc., has signed a definitive purchase agreement to acquire substantially all of the assets of Shaw Energy Delivery Services, Inc. (“EDS”), an affiliate of The Shaw Group Inc. (NYSE: SGR). The addition of the EDS business will provide Pike Electric the ability to offer customers full service for the Engineering, Procurement and Construction (“EPC”) of distribution, transmission and substation assets. EDS brings a talented transmission, substation and distribution workforce already located in Pike’s present service territory. In addition, this acquisition will provide an opportunity for Pike to expand its operations into the West Coast, Southwest, Pacific Northwest and Mid-Atlantic markets.
EDS currently provides engineering, design, procurement and construction management services for distribution and transmission powerlines and substations through its engineering and project management teams. In addition, EDS performs maintenance and construction services on distribution and transmission powerlines and substations. In 2007, EDS generated approximately $108 million in revenues. Following the closing of the acquisition, Jim Hicks, the current President of EDS, will continue to manage the engineering and substation businesses.
“We are very excited about the acquisition of EDS, as it represents a compelling growth opportunity for Pike,” stated J. Eric Pike, Chairman and Chief Executive Officer of Pike Electric. “EDS’s engineering, procurement and substation construction capabilities will serve as an ideal platform to pursue new business opportunities, serve new customers and enable us to offer a broader range of services to our existing customers. Furthermore, EDS’s presence in the West Coast, Southwest, Pacific Northwest and Mid-Atlantic regions will enable us to expand into new geographic markets. These growth opportunities are coupled with the addition of a talented distribution and transmission powerline construction workforce that complements Pike’s existing workforce and service territory. We are extremely pleased that Jim Hicks will continue to lead the engineering, procurement and substation construction side of the business for us.”
“We are excited to become part of the Pike Electric team,” stated Jim Hicks, the President of EDS. “We bring a new set of capabilities to complement Pike’s current service offering in addition to a solid existing customer base in the transmission, distribution and substation construction and engineering markets. We look forward to building on Pike’s dedication to service excellence, solid customer relationships and high quality workforce to grow this new business in the years to come.”
Under the terms of the agreement, Pike Electric, Inc. will acquire substantially all of the operating assets of EDS for approximately $24 million in cash and the assumption of certain liabilities. The transaction is expected to close in

Pike Electric Corporation
the first quarter of fiscal 2009 and is subject to customary closing conditions. The Company expects the acquisition to be accretive to its financial results over time.
About Pike Electric
Pike Electric is one of the largest providers of outsourced electric distribution and transmission services in the United States. Its core activities consist of the maintenance, upgrade and extension of electric distribution and sub-500 kilovolt transmission powerlines for more than 150 electric utilities, cooperatives and municipalities. Pike Electric services a contiguous 19-state region that stretches from Pennsylvania in the north to Florida in the southeast and Texas in the southwest and is a recognized leader in storm restoration services. The Company’s common stock is traded on the New York Stock Exchange under the symbol PEC. For further information regarding Pike Electric, visit the Company’s website at www.pike.com.
Safe Harbor
This press release contains forward-looking statements that relate to Pike Electric’s plans, objectives and estimates, including Pike Electric’s expectation that the acquisition will be accretive to its earnings. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and speak only as of the date of this release. The terms “should,” “believe,” “plan,” “expect,” “anticipate,” “estimate,” “intend” and “project” and similar words or expressions are intended to identify forward-looking statements. Various risks, uncertainties and other factors could cause actual results to differ materially from those expressed in any forward-looking statements. For a more detailed list of such risks, uncertainties and factors, please refer to the Risk Factor section of Pike Electric’s Annual Report on Form 10-K for the fiscal year ending June 30, 2007 and in its other filings with the Securities and Exchange Commission. Pike Electric makes no commitment to update any forward-looking statement or to disclose any facts, events, or circumstances after the date of this release that may affect the accuracy of any forward-looking statement, except as may be required by applicable law.